Exhibit 10.34

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*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
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                PRIVATE LABEL MANUFACTURING AND SUPPLY AGREEMENT

      THIS PRIVATE LABEL MANUFACTURING AND SUPPLY AGREEMENT (this "Agreement") is made as of this 13th day of November, 2003 (the "Effective Date"), by and between Diatron Messtechnik GmbH., a corporation organized under the laws of Austria and having its principal place of business at Ameisgasse 49-51/2A, 1140 Vienna ("Supplier"), and Abaxis, Inc., a California corporation having its principal place of business at 3240 Whipple Road, Union City, California 94587, USA ("Purchaser").

                                   BACKGROUND

      Supplier is a supplier of hematology analyzers for use in the human and veterinary blood analysis market and Purchaser wishes to purchase Supplier's products for use in the veterinary market. Supplier agrees to sell to Purchaser, and Purchaser agrees to purchase, the products described below, subject to the terms and conditions contained in this Agreement, for distribution by Purchaser under its own trademarks and tradenames.

                                    AGREEMENT

      Supplier and Purchaser agree as follows:

      1. Purchase and Sale Obligations.

            1.1 General. Supplier hereby appoints Purchaser as Supplier's reseller of the products specified on Schedule A (Products) attached to this Agreement and incorporated herein by this reference (the "Products"). Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and Supplier agrees to sell the Products. With respect to the HMII Hematology Analyzer described on Schedule A (Products) as of the Effective Date, Supplier appoints Purchase as Supplier's exclusive worldwide distributor. The parties may modify the Products subject to this Agreement from time to time by annexing a revised Schedule A (Products) to this Agreement. Supplier agrees that Supplier will not (and will not permit any third party to) distribute any other products of Supplier which are hematology products, in the veterinary market in the United States, Canada, Australia, New Zealand, Japan and/or in such other geographic territories as the parties may mutually agree in writing.

            1.2 Minimum Purchase Commitment and Exclusivity. Purchaser agrees to order from Supplier for delivery during each Contract Year during the term of this Agreement, the minimum number of Products, per Contract Year, as is specified on Schedule B attached hereto and incorporated herein (the "Minimum Purchase Commitment"). Contract Year shall mean each twelve (12)-month period commencing with the date Products are first available for shipment to Purchaser. Supplier agrees, subject to Purchaser's strict compliance with the terms and conditions of this Agreement including, without limitation, Purchaser's compliance with the Minimum Purchase Commitment, that it will not, directly or indirectly, knowingly sell products with the same form, fit and function of the Products into the veterinary market in competition with the Products. The failure to meet the Minimum Purchase Commitment shall not constitute an Event of Default as defined in Section 14.2 (Termination Upon Event of Default) of this Agreement unless and/or until the amount Purchaser orders for delivery during any Contract Year falls below seventy-five percent (75%) of the then applicable Minimum Purchase Commitment. Supplier agrees to disclose to Purchaser any inquiries, sales leads or information it receives from potential purchasers of Products in territories set forth in Section 1.1 (General).

            1.3 Governmental Rules and Regulations. Supplier's obligation to ship orders to Purchaser under this Agreement shall be subject to Supplier's right and ability to make such sales and obtain required licenses and permits, under all applicable decrees, statutes, rules and regulations of a government and/or agency with competent jurisdiction presently in effect or which may be in effect hereafter.

      2. Orders, Payment and Delivery.

            2.1 Orders. Purchaser shall order Products from Supplier under this Agreement by submitting to Supplier a written purchase order specifying the Products, quantities and requested delivery dates required to enable Supplier to fill the order. Each purchase order submitted to Supplier is subject to acceptance by Supplier at its offices to which such order was submitted. Supplier shall have no liability to Purchaser with respect to orders which are not accepted by Supplier; provided, however, that Supplier will not unreasonably reject any orders for Products which do not require any modifications or additions, other than the modifications of Supplier's products specified in
Section 3.1 (Customization for the Veterinary Market) hereto. Subject to the foregoing, Supplier may reject, in its sole discretion, any order for customized Products. In the event Supplier has not given Purchaser notice of acceptance or rejection of a purchase order within ten (10) business days of receipt thereof, such order shall be deemed accepted. The purpose of the purchase order to be issued under this Agreement is for specifying the Products, quantities and requested delivery dates only; no terms and conditions of Purchaser's purchase orders, Supplier's order acknowledgment or any other document or instrument of Purchaser or Supplier shall be binding upon the other party or amend or modify this Agreement in any manner.

            2.2 Prices. The purchase price for Products sold under this Agreement shall be determined in accordance with Schedule A (Products) hereto from the date hereof until the end of the first Contract Year. After the first Contract Year, Supplier may modify the prices for Products, upon notice to the Purchaser; provided such prices do not increase more than five percent (5%) in any one Contract Year, unless justified by cost increases incurred by Supplier from third-party suppliers. Supplier agrees to provide Purchaser with ninety
(90) days prior written notice of any price change and Supplier agrees to honor the price in effect prior to any notice with respect to orders (i) placed prior to the price change effective date and (ii) not modified or canceled by Purchaser. All sales are F.O.B. Vienna or Budapest (Incoterms 2000). Purchaser agrees to separately pay all expenses incurred by Supplier in the shipment and delivery

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of ordered Products, including without limitation freight charges, import duties and insurance premiums. Purchaser shall determine, in its sole discretion, the price at which Purchaser resells Products to Purchaser's customers.

            2.3 Shipment and Delivery. Shipments will be made to the warehouse facilities of Purchaser in Union City, California, USA or Darmstadt, Germany, as designated by Purchaser in advance of each shipment. Shipments will be made by air to Union City and by truck to Darmstadt. In the event Purchaser requests express delivery or shipment by air instead of by truck or by courier service, Purchaser agrees to pay all additional expenses required by such request. Supplier will use commercially reasonable efforts to meet Purchaser's requested delivery schedules for Products. For Supplier's first purchase order, the latest shipment date shall be 90 days after receipt of purchase order. In any other event, Supplier agrees to ship the ordered quantity of Products within thirty
(30) days after receipt of the applicable purchase order, unless the quantity of Products ordered in such purchase order exceeds the number of products forecasted (pursuant to Section 2.6 (Forecasts)) by twenty-five percent (25%) or greater, in which case, Supplier agrees to ship those Products ordered in excess of the forecast within ninety (90) days after receipt of such purchase order. Should orders for Products exceed Supplier's available inventory, Supplier will allocate its available inventory and make deliveries on such basis as Supplier deems equitable, as agreed to by both parties. Unless otherwise specified in Purchaser's purchase order, Supplier shall be authorized to make deliveries in installments. Purchaser shall make any claims for shortage or damage of Products with the common carrier promptly upon receipt of the order and provide Supplier with written notice of such a claim. Except in the case of negligence on the part of Supplier or Supplier's failure to package Products as set forth below, Supplier will not have responsibility for Products damaged in shipment and Purchaser must handle all claims for damage with the carrier. As between Supplier and Purchaser, Products shall be deemed accepted by Purchaser unless, within ninety (90) days of delivery of the Products, Purchaser affirmatively rejects the Products, by written notice detailing the reasons for rejections. The parties acknowledge that they may mutually agree in writing in the future that the foregoing period of time be reduced. Such reasons for rejection may be non-conformance of the Products to the technical specifications described on Schedule A (Products), damage in connection with bodily injury and property damage arising out of any defect in the Products made intentionally, unintentionally or negligently by Supplier during manufacturing and packaging, and the breach of any material provision of this agreement by Supplier. If no such notice of rejection is received, Purchaser shall be deemed to have accepted delivery provided, however, the acceptance of delivery shall in no way diminish or affect the product warranty given by Supplier in Section 6 (Warranty and Repairs). If Purchaser rejects a shipment, Purchaser shall promptly return a sample of the defective Product to Supplier in accordance with Supplier's instructions, to enable Supplier to, within thirty (30) days, inspect and determine whether the Product is defective; provided that Purchaser shall retain the rest of the Products pending such determination. It is Purchaser's responsibility to properly store and handle all Products pending inspection and/or return. If rejection was timely effected and Supplier determines the Products to be defective, Supplier agrees to repair or replace the Products or cancel an unpaid invoice or refund the amounts paid with respect to such defective Product which is returned to Supplier, at Supplier's option.

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      All shipments shall be accompanied by a quality control release report
(the form and contents of which shall be mutually agreed upon by the parties) for each unit of Product shipped by Supplier. Unless Purchaser requests otherwise, all Products ordered by Purchaser shall be packed for shipment and storage in accordance with Schedule A (Products). It is Purchaser's obligation to notify Supplier of any special packaging requirements (which shall be at Purchaser's expense).

            2.4 Payment. Purchaser agrees to pay amounts invoiced by Supplier for Products without offset or deduction for any reason whatsoever except as otherwise provided in Section 2.3 (Shipment and Delivery), within thirty (30) days from the date of invoice payable in Euro. If Purchaser fails to pay any amount when due, Purchaser agrees to pay all costs and expenses, including without limitation reasonable attorney's fees, incurred by Supplier in collecting such overdue amounts, together with interest on such unpaid amount at the lesser of one and one-half percent (1-1/2%) per month or the greatest amount permitted by applicable law. Supplier reserves the right at any time after Purchaser fails to make any payment within sixty (60) days after the due date, to require payment for all Products delivered hereunder to be made by irrevocable letter of credit. If Supplier elects to have payment made by letter of credit, Purchaser shall select the issuing bank, which must be acceptable to Supplier. Any such letter of credit shall be governed by Uniform Customs and Practice for Documentary Credits (UPC) 500.

            2.5 Title and Risk of Loss. Title to and risk of loss of the Products shall pass to Purchaser upon the earlier of delivery of the Products to Purchaser or to a carrier at Supplier's point of shipment.

            2.6 Forecasts. Purchaser shall submit a rolling twelve (12)-month sales forecast to Supplier every three (3) months on the first day of each calendar quarter first following the Effective Date of this Agreement (or, if the Effective Date of this Agreement is within thirty (30) days before any of such dates, commencing on the second such date after the Effective Date of this Agreement). Such sales forecast shall include expected sales quantities per month, order dates, shipping dates and Product requirements. If the most recent forecast becomes materially inaccurate at any time, Purchaser shall promptly provide Supplier with updated information. The forecast information for months four (4) through twelve (12) of the sales forecast shall be for planning purposes only and Purchaser is not required to purchase the Products projected to be sold on the sales forecast. The Purchaser shall issue a purchase order and purchase the Products included in the first three (3) months of each forecast, in accordance with the provisions of Section 2.1 (Orders).

      3. Substitutions and Modifications; Discontinued Products; Quality Assurance.

            3.1 Customization for the Veterinary Market. Supplier agrees to modify Supplier's product in accordance with the technical specifications set forth on Schedule A (Products). It is anticipated that this work will include modifications to the embedded software and/or the keypad and/or the interface. Supplier and Purchaser shall collaborate to ensure the proper interface, connection and interoperability between the software of Supplier's product and that of the VetScan, a product of Purchaser. Technical specifications of the interfaces of Supplier's products and their modifications according to Purchaser's requirements for the

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Products are set forth on Schedule D (Interface). Purchaser agrees to assist
Supplier in the translations, revisions and editing work to provide an operating manual in English for the Products.

            3.2 Reagents for Products. Purchaser shall be responsible for producing or procuring from third parties reagents for use in the Products. Supplier shall assist Purchaser in the procurement of reagents as well as inform Purchaser in writing of any changes in the performance of the Products that affect the specifications of the then-current reagent used on the Products with at least ninety (90) days prior notice.

            3.3 Product Changes. Except with respect to Products ordered pursuant to a purchase order which has been accepted by Supplier as described in
Section 2.1 (Orders) Supplier shall have the right, at any time and from time to time, to make substitutions and modifications to the Products (including software improvements); provided, however, that Supplier agrees to consider that Purchaser's use of the Products is in the veterinary market in making any such substitutions or modifications. In the event that any proposed substitution or modification affects, in Supplier's reasonable judgment, the form, fit or function of a Product, Supplier shall give Purchaser written notice of such proposed substitution or modification at least thirty (30) days prior to its taking effect and Purchaser shall have the right, during such thirty (30)-day period, to order Products without such substitution or modification for delivery within fifteen (15) days after the expiration of such thirty (30)-day period. Any changes that affect the Product performance, operation or documentation shall be provided to the Purchaser in writing with no less than ninety (90) days notice. Purchaser shall have the right, at any time and from time to time to request substitution and/or modification to the Products. In the event of such request Supplier agrees to review and consider the requested modifications and notify Purchaser whether it is feasible and/or practical to make the modifications requested. In the event Supplier notifies Purchaser the modifications are feasible and practical, it will also notify Purchaser of the estimated modification costs and estimated time for manufacturing the modified Product. All work requested by Purchaser, other than that set forth in Sections
3.1 (Customizations for the Veterinary Market), 6 (Warranty and Repairs) and 8.1 (Clinical Studies), will be charged on a time and materials basis, at an initial rate of fifty Euros ((euro)50) per employee per hour, for a minimum of 3.5 hours for each request (or as may be otherwise mutually agreed upon by the parties).

            3.4 Discontinued Products. Supplier agrees to notify Purchaser in writing not less than one (1) year in advance of the discontinuance of any Product. In the event Supplier is unable to manufacture the Products for Purchaser (due to bankruptcy, fire, or other event of force majeure), then Purchaser will have the right to manufacture the Products (or have the Products manufactured for Purchaser), and, in exchange, pay a reasonable royalty or license fee for such right. The parties will establish an escrow account providing for the deposit of updated copies of all information reasonably necessary for the manufacture of the Products with a third party (to be agreed upon by the parties) under terms to be agreed upon in good faith between the parties and such third party. Purchaser agrees to cover the costs for establishing and maintaining of said escrow account. Supplier will deposit in the escrow account all information reasonably necessary for the manufacture of the Products prior to shipment of the first order of Products.

The conditions for the transfer of know-how related to such manufacture shall be agreed upon separately in good faith by the parties.

            3.5 Quality Assurance. The Product shall be manufactured in accordance with ISO 9001 standards. Purchaser shall be permitted to inspect facilities in which the Products are developed and produced upon reasonable advance written notice to Supplier, during business hours at times reasonably convenient to both parties; provided, however, that Purchaser acknowledges that all information obtained in the course of any such inspection shall be deemed proprietary information pursuant to Section 4 (Confidentiality) of this Agreement. Supplier shall be permitted to inspect Purchaser's storage and handling procedures of the Product upon reasonable advance written notice to Purchaser during business hours at times reasonably convenient to both parties; provided, however, that Supplier acknowledges that all information obtained in the course of any such inspection shall be deemed proprietary information pursuant to Section 4 (Confidentiality) of this Agreement.

      4. Confidentiality. Supplier and Purchaser agree that certain information supplied by each to the other during the term of this Agreement, including, without limitation, the Products, the documentation and the intellectual property and technology underlying the Products, the information for customization pursuant to Section 3.1 (Customization for the Veterinary Market) and information contained on purchase orders or regarding Purchaser's ordering or delivery patterns is proprietary, secret, confidential or non-public. All such information shall be held in confidence by the receiving party, shall be used only for the purposes of this Agreement and shall not be disclosed to any person other than an employee with a need to know the information in order to fulfill the obligations of the receiving party hereunder. Information shall not be subject to the provisions of this Section 4 (Confidentiality) if shown by recipient's records to be: (i) in the public domain at the time of disclosure or thereafter through no fault of the recipient; (ii) known to the receiving party at the time of disclosure; (iii) disclosed to the receiving party without an obligation of confidentiality by a third party with the legal right to make such free disclosure; (iv) developed independently by the receiving party by personnel without access to or knowledge of the information disclosed; or (v) clinical studies set forth in Section 8.1 (Clinical Studies) and other developments and improvements of products, parts, programs and interfaces which are not specifically proprietary or confidential information of Purchaser or any third party. The receiving party may disclose information to the extent requested or required by a governmental or judicial entity, provided such disclosure is limited to the fullest extent permitted by applicable law.

      All documentation with respect to the Products (except information contained in or for use in manuals, promotional materials or educational materials to be provided to Purchaser's customers), are furnished solely for Purchaser's internal use. Purchaser may make copies of such documentation to satisfy its internal requirements, provided that all such copies include appropriate copyright and proprietary information notices. No other copies or use of such documentation, or any portion thereof, shall be made without the prior written approval of Supplier. From time to time, Purchaser shall provide Supplier with feedback, comments or suggestions regarding the Products (collectively, "Feedback"). Feedback, if any, will be the property of the Supplier and may be freely used by Supplier in Supplier's business. Feedback specifically excludes any proprietary or Confidential Information of Purchaser.


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      Upon termination of this Agreement, Purchaser shall return or, at
Supplier's request, destroy all confidential, proprietary or secret information of Supplier in Purchaser's possession. The obligations of the parties pursuant to this Section 4 (Confidentiality) shall survive the expiration or earlier termination of this Agreement for a period of five (5) years.

      5. Product Trademarks and Copyrights.

            5.1 Trademark Usage. Purchaser agrees that the Products purchased and/or licensed hereunder shall be sold or leased by Purchaser only under the trademarks, tradenames or logos (collectively the "Purchaser Marks") of Purchaser.

            5.2 Notices. Purchaser shall not alter or remove any copyright, trademark, trade secret, proprietary and/or other legal notices of Supplier or third parties contained on or in the Products. The existence of any such copyright notice shall not be construed as an admission, or be deemed to create a presumption, that any publication of such Products has occurred.

            5.3 Logos. Supplier shall label all Products with Product serial numbers, Product electrical data, Purchaser Marks and such other label information as may be specified by Purchaser. Purchaser shall provide Supplier with camera-ready artwork necessary for the labeling of the Products, which shall include, without limitation: Purchaser Marks, Product serial numbers, electrical data label information, and such additional information as may be specified by Purchaser. Supplier shall be responsible for the costs of such labeling. Supplier shall be responsible for ensuring that the Products and all labeling conform to applicable rules and regulations with respect to electrical standards established by Underwriter's Laboratories ("UL") for the United States and Canada and by Conformite Europeen ("CE"). Purchaser shall be responsible for the costs of registration. The parties will discuss in good faith the apportionment of costs for ensuring conformity of the Products to rules of other applicable standard setting organizations in the applicable jurisdictions. Purchaser shall be responsible for the costs of registration with such other standard setting organizations in the applicable jurisdictions.

            5.4 Trademark License. Purchaser hereby grants to Supplier a non-exclusive, non-transferable right to use the Purchaser Marks solely on the Products ordered by Purchaser hereunder and associated packaging. Supplier agrees to the following:

                  (a) to comply with Purchaser's guidelines and instructions regarding use of the Purchaser Marks as communicated to Supplier from time to time;

                  (b) in the event Purchaser notifies Supplier that such use is not in conformance with Purchaser's guidelines and instructions, to promptly bring such use into conformance;

                  (c) to ensure that all use of the Purchaser Marks will not reflect adversely upon the good name or good will of Purchaser and that all Products in connection with which the Purchaser Marks are used are of high standard and workmanship and of such nature, style, appearance and quality as shall be adequate and suited to the protection of the Purchaser Marks and the goodwill associated therewith;

                  (d) not to use the Purchaser Marks (or any part thereof) as part of, or in combination with, any other names or trademarks without Purchaser's prior written approval;

                  (e) not to register (or aid any third party in registering) the Purchaser Marks (or confusingly similar mark) or take any action inconsistent with Purchaser's ownership of the Purchaser Marks in any jurisdiction; and

                  (f) that all usage of the Purchaser Marks will be on behalf of, and inure to the benefit of, Purchaser.

      6. Warranty and Repairs.

            6.1 Warranty. Supplier warrants that the Products manufactured and sold by it will be free from defects in material and workmanship, and will substantially conform to the technical specifications described in Schedule A (Products), in normal use and service for a period and under the terms set forth in Schedule C (Warranty Terms), annexed hereto and made a part hereof. The warranty set forth in this Section 6.1 (Warranty) shall be void to the extent of
(i) any modification of a Product (except for repairs made by Purchaser) by any person or entity other than Supplier, (ii) misuse or abuse of a Product or documentation by Purchaser or Purchaser's customers or end users, (iii) negligence or wrongdoing of Purchaser or Purchaser's customers or end users,
(iv) accident, disaster or event of force majeure, (v) use of a Product or documentation in any manner inconsistent with this Agreement, (vi) causes external to a Product such as, but not limited to, power failure or electrical power surges, (vii) improper storage of a Product, (vii) use of a Product in combination with products, equipment or software not supplied by Supplier or by Purchaser or (viii) use of a Product in combination with products, equipment or software supplied by Purchaser without Supplier's technical approval. Purchaser shall pay Supplier for services performed by Supplier not covered by this
Section 6.1 (Warranty) at Supplier's then current time and materials rates.

            6.2 Repairs. Purchaser shall be responsible for proper installation, service, maintenance and repair of the Products as well as for coordinating repair requests from Purchaser's customers or end users and for resolution of such repair requests. If Purchaser cannot resolve a repair request through Purchaser's technical support personnel or by providing spare parts, Purchaser shall first coordinate with Supplier's technical support personnel for resolution of such repair request. In exceptional cases and after thorough troubleshooting Purchaser shall ask for written authorization to return Products to Supplier for repair. It is Supplier's option to choose the carrier when Supplier is responsible for transportation costs. Except for rejected Products set forth in Section 2.3 (Shipment and Delivery) and for Products covered by the warranty in Section 6.1 (Warranty) which are returned within the one (1)-year warranty period, Purchaser shall be responsible for (a) paying the cost of mailing the Products to repair facilities designated by Supplier, (b) paying Supplier for its labor costs at Supplier's then current time rates and (c) providing replacement Products on a loan basis to Purchaser's customers or end users. Supplier shall return repaired Products to Purchaser within thirty (30) days of receipt of such Products and pay the cost or return mailing for Products received prior to the end of the one (1)-year warranty period; otherwise Purchaser shall be responsible for paying the cost of return mailing for Products received after the one (1)-year warranty period as well as paying Supplier for its services at Supplier's then current time and materials rates. If any Product is returned to an authorized Supplier service location specified by Supplier within the warranty period set forth above, and upon examination Supplier determines to its satisfaction that such Product is covered by the warranty in Section 6.1 (Warranty), within the warranty period set forth herein, Supplier will, at its option and as Purchaser's sole and exclusive remedy for a breach of this warranty, repair or replace the Product or the defective part hereof or refund the original purchase price of the Product to the Purchaser within thirty (30) days after receipt of the defective Product. Purchaser agrees to purchase an adequate stock of spare parts for the Products and Products to be loaned to Purchaser's customers of the Products, for use during servicing of Products under warranty repair.

            6.3 Disclaimer. Except for the warranty set forth in this Section 6 (Warranty and Repairs) and Section 11 (Representations and Warranties), Supplier disclaims all warranties, whether express or implied, oral or written, with respect to the Products, including without limitation, all implied warranties of merchantability or fitness for any particular purpose. Laws from time to time in force in certain jurisdictions may imply warranties that cannot be excluded or can only be excluded to a limited extent, and this Agreement shall be read and construed subject to any such statutory provisions. Purchaser shall be responsible for any warranty it extends, either directly or indirectly, expressly or by operation of law, beyond the warranty expressly granted in this
Section 6 (Warranty and Repairs). Supplier is not responsible for (i) damages caused by Purchaser's failure to perform Purchaser's responsibilities or (ii) damages due to deterioration during periods of storage by Purchaser longer than those periods set forth in the Product documentation.

      7. Consequential Damages Waiver; Limitation of Liability. EXCEPT FOR LIABILITY ARISING UNDER SECTION 4 (CONFIDENTIALITY) AND A PARTY'S OBLIGATIONS UNDER SECTION 12 (INDEMNITIES) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF THE SAME.

      8. Supplier's Support Obligations.

            8.1 Clinical Studies. Supplier agrees to complete, at its own expense, clinical studies to establish and validate normal dosages, ranges and studies (i) for the species ferret, mouse, rabbit and rat within six (6) months of Effective Date; (ii) for other species to include (without limitation) sheep, goat, pig, monkey (species to be identified and subject to availability for Supplier) and cow within twelve (12) months of Effective Date; and (iii) for such other species as the parties may mutually agree, in the time frames for which the parties may mutually agree. In each case, Supplier will deliver Purchaser a copy of the results and data from said studies, upon the completion of said results.

            8.2 Training. Supplier agrees to provide to Purchaser five (5) days of service and technical training for Purchaser personnel at Supplier's production facility in Budapest. For service training and technical training, Supplier will provide the training facility, training materials and training personnel. Purchaser shall be responsible for the travel, hotel, and other living expenses of its personnel being trained. In the event that Purchaser requires or requests training in excess of that specified in this Section 8.2 (Training), all required training will occur within the first year of this Agreement, on dates mutually agreed between the parties.

            8.3 Post-Warranty Service. For a period of two (2) years after the last to expire of the warranty periods of the Products ordered during the term of this Agreement, Supplier agrees to provide reasonable e-mail technical support to Purchaser with respect to high level, complex issues which require personnel experienced in the field of hematology for resolution. Purchaser shall be responsible to its customers and end users for all post-warranty support and maintenance. In the event Purchaser requests provision of post-warranty service by Supplier other than as expressly provided in this Agreement, such will be provided, at Supplier's discretion, on a time and materials basis. Supplier shall make available to the Purchaser spare parts and assemblies for seven (7) years after the date of the last unit shipped to Purchaser. A list of Supplier's current standard prices for spare parts is attached hereto as Schedule E (Spare Parts Price List).

            8.4 Marketing and Promotional Materials. Supplier shall provide existing promotional materials and technical consultation to Purchaser for Purchaser's development of its own internal promotional and educational materials. Purchaser shall be solely responsible for the costs of developing promotional and educational materials for Purchaser's customers and end users.

      9. Product Recalls. Supplier shall be responsible for all Product recalls. Supplier agrees to take any and all actions, at its sole cost and expense, which are reasonably necessary and appropriate to effectuate a Product corrective action, including, without limitation, a Product recall, provided, however that Purchaser agrees to cooperate with Supplier in such action, including, without limitation contacting customers and assisting in the transfer of Products, as directed by Supplier, if necessary. Supplier agrees to respond within a reasonable period to any question or request for information received by Purchaser from its customers pertaining to the production of Product. Each party agrees to provide to the other party all necessary information in its possession arising out of a recall or corrective action program or similar program, including a Supplier quality assurance program. Upon thirty (30) business days written notice, each party shall, at a time and place mutually agreeable to the parties, have the right to audit and inspect the other's facilities and/or records relating to such party's obligations under this Agreement and with respect to the Products. All information that the inspecting party obtains in the course of such inspection or audit shall be treated as "Confidential Information," in accordance with Section 4 (Confidentiality) of this Agreement.

      10. Software.

            10.1 Title. Notwithstanding the references in this Agreement to the purchase of Products by Purchaser, the parties intend and agree that the veterinary software programs included or embedded in the Products (the "Programs") necessary for the operation of the Products are being licensed by Supplier to Purchaser on an exclusive basis, and are not being sold by Supplier or purchased by Purchaser. Supplier or the ultimate owner of the Programs, as the case may be, shall retain title to the Programs.

            10.2 Limited Use License. Supplier hereby grants to Purchaser a nontransferable, royalty-free license (with right of sublicense through Purchaser's channels of distribution) to use the Programs in connection with the use, sale and/or distribution of Products. Purchaser shall retain and shall not alter or obscure any notices, markings or other insignia which are affixed to the Programs, related documentation or any part thereof. Purchaser shall not have the right to disassemble, decompose or otherwise reverse engineer the Programs. The foregoing license as to Purchaser (but not as to any customers or end users who have purchased the Products) shall terminate upon the expiration or earlier termination or expiration of this Agreement.

      11. Representation and Warranties. Each party hereby represents and warrants to the other party as of the Effective Date as follows:

            11.1 Authorization. Such party (i) has the corporate power and authority and the legal right to enter into the Agreement and perform its obligations hereunder, and (ii) has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation of such party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity.

            11.2 Absence of Litigation. Supplier is not aware of any pending or threatened litigation (and has not received any communication) which alleges that the Products infringe upon any intellectual property rights of a third party.

            11.3 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such party in connection with the Agreement have been obtained.

            11.4 Intellectual Property. To the best of Supplier's knowledge, Supplier has sufficient legal and/or beneficial title and ownership under Supplier's intellectual property rights or sufficient license rights necessary for Supplier to fulfill Supplier's obligations under this Agreement and that Supplier is not aware of any communication alleging that Supplier has infringed the intellectual property rights of any third party. In the event that Supplier becomes aware that a Product may infringe a patent of a third party, Supplier agrees to disclose such patent to Purchaser. Supplier further agrees (i) to inquire of the applicable third party as to whether a license under such patent is available, and if so, (ii) to negotiate, in good faith, a license under such patent which would permit Purchaser to distribute the applicable Product as contemplated hereunder. If Supplier does not negotiate such a license in good faith and

Purchaser in good faith believes, from a business perspective, that a license under such patent is appropriate, Supplier agrees that Purchaser may contact the applicable third party in order to negotiate a license under such patent and Supplier agrees to reimburse Purchaser for any monies paid by Purchaser to the applicable third party under such patent license. As used herein, "intellectual property rights" means all patent rights, copyrights, trademarks, trade secret rights, and know-how rights necessary or useful to make, have made, use, offer for sale, sell, have sold, import and export the Products.

      12. Indemnities.

            12.1 By Supplier. Supplier shall indemnify, defend and hold Purchaser harmless from and against any damages, claims, suits, actions, causes of action, demands, liabilities, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) as a result of or arising out of any claim (a) that the Products supplied hereunder infringe any patent or valid copyright of a third party; or (b) the Products supplied hereunder have caused bodily injury or property damage provided that
(i) Purchaser shall have promptly provided Supplier written notice of such claim and reasonable cooperation, information and assistance in connection therewith and (ii) Supplier shall have sole control and authority with respect to the defense, settlement, or compromise thereof. Should any Product delivered hereunder become or, in Supplier's opinion be likely to become, the subject of such a claim under subsection (a), above, Supplier may, at its option, either procure for Purchaser the right to continue purchasing and using such Products, or replace or modify such Products so that they become non-infringing. In the event neither of these options is practicable, Supplier may accept the return of the infringing or potentially infringing Products, in exchange for a refund of the purchase price therefor, amortized over a period of three (3) years. In any such event, Supplier may withhold further shipments of infringing or potentially infringing Products.

      Supplier shall have no liability or obligation to Purchaser hereunder with respect to any infringement or claim thereof based upon (i) compliance with designs, plans or specifications of Purchaser, (ii) use of the Products by Purchaser in combination with devices or products not purchased hereunder where the Products would not themselves be infringing, (iii) use of Products by Purchaser in an application or environment for which such Products were not designed or contemplated as specified in Schedule A (Products), (iv) modifications of the Products by anyone other than Supplier where such modifications directly are the cause of the infringement. The foregoing states the entire liability of Supplier with respect to infringement of intellectual property rights by the Products.

            12.2 By Purchaser. Purchaser shall indemnify, defend and hold Supplier harmless from and against any damages, claims, suits, actions, causes of action, demands, liabilities, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) as a result of or arising from any representations or warranties made by Purchaser to customers or end users which (a) exceed the scope of the representations or warranties made by Supplier to Purchaser pursuant to Sections 6 (Warranty and Repairs) and 11 (Representations and Warranties) of this Agreement; or (b) contradict the documentation and/or information made available to Purchaser by Supplier regarding specifications, performance and intended use of the Products, provided that (i) Supplier shall have promptly provided Purchaser written notice thereof and reasonable cooperation, information and assistance in connection therewith, and (ii) Purchaser shall have sole control and authority with respect to the defense, settlement or compromise thereof.

      13. Compliance with Laws. Purchaser shall comply with all laws, rules, regulations, governmental requirements and industry standards applicable to the purchase, sale, leasing, licensing, marketing, demonstration, installation, servicing, repair or use of the Products supplied to Purchaser hereunder, including, without limitation those relating to the maintenance and availability of records. Without in any way limiting the foregoing, Purchaser shall not export any Product documentation or technical data relating thereto to any jurisdiction without first obtaining all necessary export permits and clearances, and in no event shall Purchaser export any Product in violation of any applicable law or regulation, whether foreign or domestic. In furtherance of, but without limiting the foregoing, Purchaser represents and covenants that it has read, understood and will comply with the anti-bribery provisions of the US Foreign Corrupt Practices Act.

      14. Term and Termination.

            14.1 Term. Unless earlier terminated pursuant to this Section 14 (Term and Termination) or renewed for one (1)-year terms by written agreement of the parties hereto, this Agreement shall terminate five (5) years from the Effective Date.

            14.2 Termination Upon Event of Default. Upon the occurrence of an Event of Default (as defined below), the non-defaulting party, in its sole discretion, shall have the right to terminate this Agreement, in addition to any other remedy or remedies which may be available to it under this Agreement, at law or in equity. In addition, upon the occurrence of an Event of Default by Purchaser, Supplier shall have the right to cancel any or all unfilled orders for Products submitted by Purchaser.

      The following events shall be deemed "Events of Default" with respect to the party engage in such activity:

                  (a) Either party breaches its obligations under Section 4 (Confidentiality) or 10 (Software);

                  (b) Either party fails to perform any of its covenants, obligations or responsibilities under this Agreement which failure remains uncured for thirty (30) days after notice thereof from the non-defaulting party; provided that the non-defaulting party delivers written notice to the defaulting party within ninety (90) days of the alleged default;

                  (c) The dissolution, termination of existence, liquidation, insolvency or business failure of either party, or the appointment of a custodian or receiver for either party or any part of its property if such appointment is not terminated or dismissed within sixty (60) days;

                  (d) The institution by either party of any proceeding under the United States Bankruptcy Code or any other federal, national or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by either party of a composition or any assignment or trust mortgage for the benefit of creditors; and

                  (e) The institution against either party of a proceeding under the United States Bankruptcy Code or any other federal, national or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing.

            14.3 Termination for Convenience. Either party may terminate this Agreement upon twelve (12) months prior notice to the other.

            14.4 Duties Upon Termination. Upon the termination of this Agreement for any reason whatsoever:

                  (a) Purchaser shall pay to Supplier in full within thirty (30) days of such termination, all amounts owed to Supplier. Supplier shall be entitled to set off and deduct from any money due Purchaser under this Agreement, any and all amounts due Supplier from Purchaser; and

                  (b) Purchaser shall promptly return to Supplier any and all Supplier-owned Products or other equipment, materials, documentation or data in the possession of Purchaser for whatever reason or purpose, such Products, equipment, materials, documentation and data to be in the same condition as when delivered to Purchaser, reasonable use, wear and tear excepted; and

                  (c) Supplier shall promptly return to Purchaser any and all Purchaser-owned equipment, materials, documentation or data in the possession of Supplier for whatever reason or purpose, such equipment, materials, documentation and data to be in the same condition as when delivered to Supplier, reasonable use, wear and tear excepted.

            14.5 Survival. Notwithstanding anything to the contrary in this Agreement, the parties agree that the following provisions shall survive expiration or earlier termination of this Agreement: 4 (Confidentiality), 6 (Warranty and Repairs), 7 (Consequential Damages Waiver; Limitation of Liability), 8.3 (Post-Warranty Service), 9 (Product Recalls), 12 (Indemnities),
14.4 (Duties Upon Termination), and 15 (Miscellaneous).

      15. Miscellaneous.

            15.1 Force Majeure. Supplier shall not be liable in any respect for failure to ship or for delay in shipment of Products pursuant to accepted orders where such failure or delay shall have been due wholly or in part to the elements, acts of God, acts of Purchaser, acts or civil or military authority, fires, floods, epidemics, quarantine restrictions, war, armed hostilities, riots, strikes, lockouts, breakdown, differences with workers, accidents to machinery, delays in transportation, delays in delivery by Supplier suppliers or any other cause beyond the reasonable control of Supplier. Upon such occurrence, Supplier shall immediately notify Purchaser as soon as practicable of such inability and of the period for which such inability is expected to continue, and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence; provided, that the Supplier uses commercially reasonable efforts to mitigate any damages incurred by the Purchaser. Products on which delivery is delayed due to any cause within Purchaser's control may be placed in storage by Supplier for Purchaser's account and at Purchaser's risk. Purchaser shall be liable for all costs and expenses incurred by Supplier in storing Products for Purchaser.

            15.2 Assignment and Corporate Reorganization. Neither this Agreement nor any rights granted hereby may be assigned by either party voluntarily or by operation of law without the other party's prior written consent (which will not be unreasonably withheld) and any such attempted assignment shall be null and void. For purposes of this Agreement, "assignment" shall be deemed to include the transfer of all or substantially all of the assets of, or a majority interest in the voting stock of, either party, or the merger of either party with one or more entities. This Agreement shall inure to the benefit of and be binding upon any successor or assign of either party.

            15.3 Equitable Relief. Nothing in this Agreement will prevent a party from bringing an action for equitable or injunctive relief in any court of competent jurisdiction to compel the other party to comply with its obligations under the Agreement.

            15.4 Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without reference to the conflict of laws provisions thereof.

            15.5 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party as the agent or representative of the other party, or both parties as joint venturers or partners for any purpose. Neither party shall be responsible for the acts or omissions of the other party, and neither party will have authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.

            15.6 Registration. In the event that this Agreement is required to be registered with any governmental authority, Purchaser shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

            15.7 Entire Agreement. This Agreement constitutes the entire agreement between Supplier and Purchaser and shall not be amended, altered or changed except by a written agreement signed by the parties hereto. Any terms and conditions in any purchase order or other instrument issued by Purchaser or Supplier or any of Purchaser's customers in connection with this Agreement which are in addition to or inconsistent with the terms and conditions of this Agreement shall not be binding on either party and shall not be deemed to amend or modify this Agreement. Each party acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein.

            15.8 Waivers. No delay or omission on the part of either party to this Agreement in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion. A waiver must be in writing, executed by the party against which enforcement is sought, in order to be enforceable.

            15.9 Notices. Whenever, by the terms of this Agreement, notice, demand or other communication shall or may be given to either party, the same shall be in writing and shall be addressed to the other party at its address first set forth above, or to such other address or addresses as shall from time to time be designated by written notice by either party to the other in accordance with this Section 15.9 (Notices). All notices shall be sent by registered or certified mail, return receipt requested, by delivery or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the tenth business day following the mailing thereof, or (ii) if sent by courier or if delivered, the date of its receipt (or, if such day is not a business day, the next succeeding business day).

            15.10 Section Heading. Section headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement.

            15.11 Rights and Remedies. All rights and remedies of either party hereunder shall be cumulative and may be exercised singularly or concurrently. The failure of either party, in any one or more instances, to enforce any of the terms of this Agreement shall not be construed as a waiver of future enforcement of that or any other term.

            15.12 Severability. If any provision of this Agreement shall for any reason be held illegal or unenforceable, such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement, unless removal of the invalidated provision renders another provision impossible to perform or inconsistent with the intent of the parties.

            15.13 Modifications, Amendments. Modifications and amendments to this Agreement must be in writing, executed by the party against which enforcement thereof is sought.

            15.14 No Rights by Implication. No rights or licenses with respect to the Products are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

      IN WITNESS WHEREOF, Supplier and Purchaser hereby have duly executed this Agreement under seal as of the day and year first above written.

PURCHASER                                      ABAXIS, INC.

                                               By:    /s/ Richard Schoen
                                                      --------------------------
                                               Name:  Richard Schoen

                                               Title: VP, Sales & Marketing

SUPPLIER                                       DIATRON MESSTECHNIK GMBH

                                               By:    /s/ Gabor Lengyel
                                                      --------------------------
                                               Name:  Gabor Lengyel

                                               Title: Managing Director

                                               November 24, 2003

                                   Schedule A

--------------------------------------------------------------------------------
*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                                   SCHEDULE A

                                    PRODUCTS

Product                                                           Price per Unit
-------                                                           --------------
HMII Hematology Analyzer                                             [****]*
(including CE and UL markings, power cord, English language operator manual, standard accessories)

*Prices are to be understood as F.O.B. Vienna or Budapest (Incoterms 2000).

                          HMII TECHNICAL SPECIFICATIONS

                                     [****]


                                   Schedule A

--------------------------------------------------------------------------------
*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                                   SCHEDULE B

                          MINIMUM PURCHASE COMMITMENTS

1.    Minimum Purchase                          Units of Products

      First 12 months following availability    [****] unit order at beginning
      of Product for shipment to Purchaser      of First Contract Year
      ("Contract Year")

                                                [****] unit order in the second
                                                quarter of First Contract Year

                                                [****] unit order in the third
                                                quarter of First Contract Year

                                                [****] unit order in the fourth
                                                quarter of First Contract Year

      Second Contract Year                      [****] unit order in each
                                                quarter of Second Contract Year

      Third through Fifth Contract Years        Minimum of [****] units/month or
                                                such greater amount as the
                                                parties shall determine and
                                                agree

2.    Minimum Order Quantity                    [****] units/order


                                   Schedule B

                                   SCHEDULE C

                                 WARRANTY TERMS

      The Supplier's warranty for the Products extends for the later of:

      (a) twelve months (12) from the date the product is shipped to Purchaser, or

      (b) twelve months (12) from the date on which the Product is installed for use by a veterinary customer but no later than eighteen months
            (18) from the date the Product is shipped to Purchaser, provided Purchaser sends Supplier an Installation Report as attached herewith within thirty (30) days from date of installation including serial number of the Product and date of installation.

o The warranty gives Purchaser the right to have the defective part replaced free of charge (labor, travelling expenses and other costs related with the repair not included).

o     All claims under  warranty have to be submitted to Supplier  within ninety
      (90) days after the malfunction has been observed. Purchaser's complaint shall be accompanied by a detailed report on the defect and on any measures taken in order to rectify it. The report shall include serial number and software version of the Product and other data to be requested by Supplier (e.g. print-out of self-test, measurement results, data base tables, etc.).

o Purchaser shall inform Supplier on replacement of following parts and assemblies if replacement was carried out by using parts from stock or removed from an other instrument:

-     PPB board and its parts
-     COMB board
-     Reagent Sensor board
-     HV board
-     Display
-     Amplifier board
-     Diluter block
-     Microdiluter block
-     XY movement block

o Delicate parts such as printed circuit boards, diluter modules, motors, apertures, chambers, parts made of glass, etc. must be sent back in a suitable and protective packing.

o Shipping out spare or repaired parts respectively Products will be Supplier's responsibility. Supplier is free to choose the carrier. The transportation expenses of returning defective parts or Products from Purchaser to Supplier shall be Supplier's responsibility.

o Supplier reserves the right to inspect the defective part or Products on its return in order to determine the origin of the fault, and if the defect is found not to be covered by the warranty,


                                   Schedule C

      Supplier reserves the right to bill Purchaser for the spare part and labor required. In any case any defective part is to be returned to Supplier in 90 days after the replacement was sent, otherwise Supplier will be entitled to bill Purchaser for the supplied material. Purchaser shall be authorized to return defective parts accumulated in its inventory in one shipment quarterly or along with other regular shipment. Supplier will use commercially reasonable efforts to meet Purchaser's requested delivery schedules for warranty replacements. Unless otherwise specified in Purchaser's warranty claims, Supplier shall be authorized to make deliveries of spare parts under warranty on accumulated basis in one shipment per month or along with other regular shipment.

o After having been replaced the defective part becomes the property of Supplier.

o Supplier, at its expense and upon thirty (30) days notice to Purchaser, will have the right to examine (during Purchaser's normal business hours and on a date to be mutually agreed upon) Purchaser's relevant books and records in order to verify Purchaser's compliance with Section 6 (Warranty and Repairs) and this Schedule C (Warranty Terms). Such books and records will be made available at the place where these records are kept in the ordinary course of business, and may not be copied or removed by Supplier. All information acquired by Supplier in the course of such examination will be treated as the Confidential Information of Purchaser pursuant to
      Section 4 (Confidentiality).


                                   Schedule C

                               INSTALLATION REPORT

MODEL_________________________________________________________________

SERIAL No.____________________
INSTALLATION DATE_____________________________________________________

PURCHASER'S SIGNATURE_________________________________________________


                                   SCHEDULE C

                                   SCHEDULE D

                                   INTERFACES

VetScan interface

Receive VetScan data.

Store received data temporarily, to avoid losing not printed VS data. Match received VetScan data to stored hematology result. If matched include received data in printout.

Sample ID dialog

Implement patient type "drop-down" list (integrated species selection).

Reorganize dialog (to include: Sample ID, Date, Patient ID, Patient Name, Species selection, Age and Gender). Reorganize patient selection and limits setting.

Icons with text

Replace symbols with texts, where needed, for English software version.

[GRAPHIC OMITTED]  EXIT                [GRAPHIC OMITTED]  SPECIES
[GRAPHIC OMITTED]  CANCEL              [GRAPHIC OMITTED]  OK
[GRAPHIC OMITTED]  REPEAT              [GRAPHIC OMITTED]  MENU
[GRAPHIC OMITTED]  PT. ID              [GRAPHIC OMITTED]  LIMITS


Standby Mode

Diatron will validate extended Standby Mode to allow customers to leave the instrument on in this configuration when not in use. Recommendations on how often to Shut Down the HMII will be provided based on Diatron findings.


                                   Schedule D

Status / ready screen

                         [GRAPHIC OMITTED]  [GRAPHIC OMITTED]  [GRAPHIC OMITTED]

Implement streamlined User Ready Screen with Blank status and instructions to begin analysis (as depicted).

Implement "screen saver" feature to indicate functions (as depicted).

             [GRAPHIC OMITTED] [GRAPHIC OMITTED] [GRAPHIC OMITTED]
                      [GRAPHIC OMITTED] [GRAPHIC OMITTED]

Screen saver should turn LCD backlight off.

Hide Lyse

Remove lyse option from user level
Enable lyse option on service level
Enable uploading patient type settings from media

Patient Results

All out of normal range results will be highlighted (inverse text on HMII screen) for easy identification by the user.

Printout format

Make printout with numerical and graphical representation
Parameter - result - flag - numerical range (without brackets) - graphical range Simplify printer settings
Implement printout options in printer settings: None / Text / Graph / Both

Help / info messages

All help and information messages will be reviewed and approved by Abaxis for proper English terminology.


                                   Schedule D

Measurement options

Move needle setting icon to be menu item in Measurement Local Menu Make needle setting interactive (user defined tube types)

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Reagent consumption and Preventive maintenance notifications

Instrument should keep track of used reagent volumes, and notify user when reagents are calculated to run low. Instrument should instruct and help user to perform preventive maintenance tasks, like cleaning bottom of washing head, checking and / or replacing peristaltic pump, depending on uptime or measurement cycles

QC profiles limited to 3

Current 6 QC levels (profiles) should be limited to three: Dog, Cat, Normal Normal should be kept, as factory QC uses human control.

QC parameters tested out of range will be indicated by a highlighted (inverse text on HMII screen) line for easy identification by the user.

Calibration

Default user

calibration method to be implemented as automatic calibration determined by 3 measures. Calibration parameters out of acceptable range will be indicated by a highlighted (inverse text on HMII screen) line for easy identification by the user.

Calibration measures producing error flags are considered unacceptable for calibration and user will be notified of the rejection.


                                   Schedule D

--------------------------------------------------------------------------------
*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                                   SCHEDULE E

                             SPARE PARTS PRICE LIST

Prices are to be understood fob Vienna or Budapest
--------------------------------------------------------------------------------
                                                                LIST PRICE
                                                                   EURO
                                                          ----------------------
     CODE                      ITEM                        NEW       REFURBISHED
--------------------------------------------------------------------------------
     A133       HVB BOARD WITH INVERTER  (COMPL.)         [****]
--------------------------------------------------------------------------------
     A136       LCD DISPLAY                               [****]
--------------------------------------------------------------------------------
     A137       LAMP FOR LCD                              [****]
--------------------------------------------------------------------------------
     A192       DIMMPC (CPU)                              [****]
--------------------------------------------------------------------------------
     A193       HEAT SINK FOR DIMMPC                      [****]
--------------------------------------------------------------------------------
     A302       STEPPER MOTOR                             [****]
--------------------------------------------------------------------------------
     A304       TIMING PULLEY FOR X                       [****]
--------------------------------------------------------------------------------
     A305       TIMING PULLEY FOR Y                       [****]
--------------------------------------------------------------------------------
     A308       OPTO SWITCH I.                            [****]
--------------------------------------------------------------------------------
     A309       OPTO SWITCH II.                           [****]
--------------------------------------------------------------------------------
     A310       WASHING HEAD                              [****]
--------------------------------------------------------------------------------
     A402       SEALING RING FOR CHAMBERS                 [****]
--------------------------------------------------------------------------------
     A403       U-SHAPED METAL FIXING FOR APERT.          [****]
--------------------------------------------------------------------------------
     A421       APERTURE 80 um                            [****]
--------------------------------------------------------------------------------
     A422       GROUND ELECTRODE                          [****]
--------------------------------------------------------------------------------
     A434       HGB MEASURING  HEAD (COMPLETE)            [****]
--------------------------------------------------------------------------------
     A504       2/2 VALVE                                 [****]
--------------------------------------------------------------------------------
     A505       3/2 VALVE                                 [****]
--------------------------------------------------------------------------------
     A506       VALVE COIL FOR BOTH VALVES                [****]
--------------------------------------------------------------------------------
     A507       2/2 VALVE HEAD                            [****]
--------------------------------------------------------------------------------
     A508       3/2 VALVE HEAD                            [****]
--------------------------------------------------------------------------------
     A509       VALVE MEMBRANE                            [****]
--------------------------------------------------------------------------------
     A531       PRESSURE SENSOR                           [****]
--------------------------------------------------------------------------------
     A541       4/2 PLASTIC TUBE (SILICON)                [****]
--------------------------------------------------------------------------------
     A542       5/3 PLASTIC TUBE (SILICON)                [****]
--------------------------------------------------------------------------------
     A543       4/1.8 TYGON TUBE                          [****]
--------------------------------------------------------------------------------
     A544       5/3 REAGENT TUBE                          [****]
--------------------------------------------------------------------------------
     A545       3,2 mm T CONNECTOR                        [****]
--------------------------------------------------------------------------------
     A546       Y CONNECTOR                               [****]
--------------------------------------------------------------------------------
     A551       COLOR LOCKING RING                        [****]
--------------------------------------------------------------------------------
     A552       COLOR LOCK NUT (INSIDE)                   [****]
--------------------------------------------------------------------------------
     A553       COLOR CODING RING (OUTSIDE)               [****]
--------------------------------------------------------------------------------
     A554       LUER CONNECTOR FEMALE                     [****]
--------------------------------------------------------------------------------
     A555       LUER CONNECTOR MALE                       [****]
--------------------------------------------------------------------------------
     A556       2,3 mm T CONNECTOR                        [****]
--------------------------------------------------------------------------------


                                   Schedule E

--------------------------------------------------------------------------------
*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     A560       PERISTALTIC PUMP                          [****]
--------------------------------------------------------------------------------
     A561       TUBING FOR PERISTALTIC PUMP               [****]
--------------------------------------------------------------------------------
     A563       CASSETTE FOR PUMP                         [****]
--------------------------------------------------------------------------------
     A564       FIXING FOR PUMP (PAIR)                    [****]
--------------------------------------------------------------------------------
     A565       CONNECTOR FOR PUMP (PAIR)                 [****]
--------------------------------------------------------------------------------
     A640       INSTRUMENT FOOT                           [****]
--------------------------------------------------------------------------------
     A701       POWER CORD  ( 220V )                      [****]
--------------------------------------------------------------------------------
     A702       POWER CORD  ( 110V )                      [****]
--------------------------------------------------------------------------------
     S800       THERMAL PRINTER (INTERNAL)                [****]
--------------------------------------------------------------------------------
     S801       MECHANICS FOR INTERNAL PRINTER            [****]
--------------------------------------------------------------------------------
     S802       ELECTRONICS FOR INTERNAL PRINTER          [****]        [****]
--------------------------------------------------------------------------------
     S803       CASE FOR  INTERNAL PRINTER                [****]
--------------------------------------------------------------------------------
     C400       MEASURING BLOCK EXCL. AMPLIFIER           [****]
--------------------------------------------------------------------------------
     C510       BUFFER RESERVOIR                          [****]
--------------------------------------------------------------------------------
     J100       POWER & PNEUMATIC BOARD                   [****]        [****]
--------------------------------------------------------------------------------
     J110       CONTROL BOARD (COMB)                      [****]        [****]
--------------------------------------------------------------------------------
     J111       CONTROL BOARD INCL. DIMMPC                [****]
--------------------------------------------------------------------------------
     J132       FOIL KEYBOARD                             [****]
--------------------------------------------------------------------------------
     J138       DISPLAY BOARD                             [****]        [****]
--------------------------------------------------------------------------------
     J140       AMPLIFIER BOARD                           [****]        [****]
--------------------------------------------------------------------------------
     J156       POWER SUPPLY                              [****]
--------------------------------------------------------------------------------
     J157       MAINS SWITCH                              [****]
--------------------------------------------------------------------------------
     J170       IDEEPROM BOARD                            [****]
--------------------------------------------------------------------------------
     J214       DILUTER BOARD                             [****]
--------------------------------------------------------------------------------
     J224       MICRODILUTER BOARD                        [****]
--------------------------------------------------------------------------------
     J240       REAGENT SENSOR BOARD                      [****]
--------------------------------------------------------------------------------
     J250       DILUTER BLOCK COMPLETE  W. 2 MOTORS       [****]        [****]
--------------------------------------------------------------------------------
     J251       SYRINGE+PISTON (MOUNTED/2ML)              [****]
--------------------------------------------------------------------------------
     J252       PISTON FIXING SCREW                       [****]
--------------------------------------------------------------------------------
     J300       XY MOVMENT BLOCK                          [****]        [****]
--------------------------------------------------------------------------------
     J301       TIMING BELT FOR X                         [****]
--------------------------------------------------------------------------------
     J302       TIMING BELT FOR Y                         [****]
--------------------------------------------------------------------------------
     J306       GEAR FOR Y OPTO                           [****]
--------------------------------------------------------------------------------
     J307       H&V MOTOR OPTO BOARD                      [****]
--------------------------------------------------------------------------------
     J311       ASPIRATOR TIP                             [****]
--------------------------------------------------------------------------------
     J501       VALVE UNIT I. ( valve 1-5 )               [****]
--------------------------------------------------------------------------------
     J502       VALVE UNIT. II. ( valve 11-15 )           [****]
--------------------------------------------------------------------------------
     J503       VALVE UNIT. VET. II. ( valve 11-16 )      [****]
--------------------------------------------------------------------------------
     J530       PRESSURE SENSOR (COMPLETE)                [****]
--------------------------------------------------------------------------------
     J559       REAGENT TUBING SET (VET)                  [****]
--------------------------------------------------------------------------------
     J610       MICRO SWITCH                              [****]
--------------------------------------------------------------------------------
     J613       LED BOARD                                 [****]
--------------------------------------------------------------------------------
     J721       AMPLIFIER BOARD CABLE                     [****]
--------------------------------------------------------------------------------
     J750       CABLE SET                                 [****]
--------------------------------------------------------------------------------
     J900       MICRODILUTER UNIT                         [****]        [****]
--------------------------------------------------------------------------------
     J901       MICRO PISTON                              [****]
--------------------------------------------------------------------------------
     J902       MICRO SYRINGE COVER                       [****]
--------------------------------------------------------------------------------


                                   Schedule E

--------------------------------------------------------------------------------
*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     J903       ADAPTOR I.                                [****]
--------------------------------------------------------------------------------
     J904       ADAPTOR II.                               [****]
--------------------------------------------------------------------------------
     J905       ADAPTOR III.                              [****]
--------------------------------------------------------------------------------
     S221       MACRO SYRINGE+PISTON                      [****]
--------------------------------------------------------------------------------
     S222       LYSE SYRINGE+PISTON                       [****]
--------------------------------------------------------------------------------
     S210       BEARING FOR DILUTOR                       [****]
--------------------------------------------------------------------------------
     S211       SEEGER RING                               [****]
--------------------------------------------------------------------------------

       Adaptor I: for 1-0,3 ml microtainers (Greiner, BD..) max. 011mm
       AdaptorII: for 3ml vacutainers max. 012,5mm, max height 76mm Adaptor III: for R&D 2ml blood control


                                   Schedule E